Exhibit 99.06
Southern Company
Kilowatt-Hour Sales and Customers

(In Millions of KWHs)

	Three Months Ended December				Year-to-Date December
	2016	2015	Change	Weather Adjusted Change	2016	2015	Change	Weather Adjusted Change[1]
Kilowatt-Hour Sales-
Total Sales	44,542	41,945	6.2%		195,641	190,989	2.4%

Total Retail Sales-	36,209	35,589	1.7%	(1.5)%	160,745	160,484	0.2%	(1.0)%
Residential	11,080	10,196	8.7%	0.2%	53,337	52,121	2.3%	0.2%
Commercial	12,224	12,166	0.5%	(2.2)%	53,733	53,525	0.4%	(1.0)%
Industrial	12,690	13,003	(2.4)%	(2.4)%	52,792	53,941	(2.1)%	(2.2)%
Other	215	224	(3.9)%	(4.1)%	883	897	(1.7)%	(1.7)%

Total Wholesale Sales	8,333	6,356	31.1%	N/A	34,896	30,505	14.4%	N/A

(In Thousands of Customers)

					Year-End December
					2016	2015[2]	Change
Regulated Utility Customers-
Total Utility Customers-					9,179	9,104	0.8%
Total Traditional Electric					4,593	4,546	1.0%
Southern Company Gas					4,586	4,558	0.6%

Notes

(1) Also reflects adjustment of 2015 KWH sales consistent with Mississippi Power's updated methodology to estimate the unbilled revenue allocation among customer classes implemented in the first quarter 2015.

(2) Southern Company's acquisition of Southern Company Gas was completed on July 1, 2016. Year-end December 2015 customers are shown on a pro forma basis for comparative purposes.